UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SEELOS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Automated Voice Message
Message to a voicemail/answering machine

Hi, this is Raj Mehra, CEO of Seelos Therapeutics, Inc.

The Special Meeting of Stockholders is scheduled to be held on Wednesday, January 10, 2024 and our records indicate that we have not yet received your vote.

Your vote is very important and the Board of Directors urges all Stockholders to vote their shares with the Board’s recommendations.

The deadline to vote in advance of the meeting is Tuesday, January 9, 2024 at 11:59 P.M. Eastern Time.

If you have any questions or would like to cast your vote over the telephone with one of our proxy agents, please call 1-877-787-9239 from 9 am to 9 pm, Eastern Time, on weekdays or 10 am to 6 pm Eastern Time on Saturdays.

Alternatively, you can also cast your vote electronically via the internet by following the voting instructions on the voting form you should have previously received from your bank or broker.

Thank you for your attention to this matter and we look forward to hearing from you soon.

Message to be played if a live person answers

Hi, this is Raj Mehra, CEO of Seelos Therapeutics, Inc.

The Special Meeting of Stockholders is scheduled to be held on Wednesday, January 10, 2024 and our records indicate that we have not yet received your vote.

Your vote is very important and the Board of Directors urges all Stockholders to vote their shares with the Board’s recommendations.

The deadline to vote in advance of the meeting is Tuesday, January 9, 2024 at 11:59 P.M. Eastern Time.

If you would like to cast your vote over the telephone with one of our proxy agents, please press #1 now and one of our representatives will assist you.

If you prefer, you may cast your vote electronically via the internet by following the voting instructions on the voting form you should have received previously from your bank or broker.

If you would like to cast your vote over the telephone at another time with one of our proxy agents, please call 1-877-787-9239 from 9 am to 9 pm, Eastern Time, on weekdays or 10 am to 6 pm Eastern Time on Saturdays.

Thank you for your attention to this matter and we look forward to hearing from you soon.